STEVENS & LEE
                              LAWYERS & CONSULTANTS
                              ---------------------

                              111 North 6th Street
                                  P.O. Box 679
                             Reading, PA 19603-0679
                        (610) 478-2000 Fax (610) 376-5610
                               www.stevenslee.com

                                                  Direct Dial:    (610) 478-2167
                                                  Email:      tfd@stevenslee.com
                                                  Direct Fax:     (610) 988-0828

                                  March 2, 2005


Board of Directors
The Penn Street Fund, Inc.
Suite 200
83 General Warren Boulevard
Malvern, PA  19355

Ladies and Gentlemen:

      You have requested our opinion as to certain matters regarding the issuance of shares of the Penn Street Fund. As used in this letter, the term "Shares" means the shares of beneficial interest of any of the five Portfolios of the Fund: the Penn Street Advisors Sector Rotational Portfolio, the Baldwin Large Cap Growth Portfolio, the Berkshire Advisors Select Equity Portfolio, the Cumberland Taxable Income Portfolio, and the McGlinn Balanced Portfolio. We have examined certified or other copies believed by us to be genuine of the Fund's Articles and bylaws and such records of meetings of the Fund's Board of Directors as we have deemed relevant to our opinion, as set forth herein. We have also reviewed the relevant portions of the Securities Act of 1933 ("1933 Act"), the Investment Company Act of 1940 ("1940 Act") and the regulations of the Securities and Exchange Commission ("SEC") thereunder. Based on the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Fund and that, when sold in accordance with the terms contemplated by the Fund's Registration Statement on Form N-1A and each subsequent Post-Effective Amendment ("PEA") to said registration statement, including receipt by the Fund of full payment for the Shares, the Shares will have been validly issued, fully paid and non-assessable.


 Philadelphia o Reading o Valley Forge o Lehigh Valley o Harrisburg o Lancaster
   Scranton o Wilkes-Barre o Princeton o Cherry Hill o New York o Wilmington

                           A PROFESSIONAL CORPORATION

                                  STEVENS & LEE
                              LAWYERS & CONSULTANTS
                              ---------------------

Board of Directors
March 2, 2005
Page 2


      We hereby consent to this opinion accompanying or being incorporated by reference in the PEA when it is filed with the SEC. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, or the rules and regulations of the Commission thereunder.


                                                         Very truly yours,

                                                         STEVENS & LEE


                                                         Timothy F. Demers

TFD:mm